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                                                                    Exhibit 10.5

     This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of July 2, 2004, by and between COMERICA BANK, successor in interest to IMPERIAL BANK ("Bank") and SOUNDBITE COMMUNICATIONS, INC. ("Borrower").

                                    RECITALS

          A. Bank and Borrower are parties to that certain Loan and Security Agreement dated as of January 4, 2001, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of January 18, 2002, that certain Second Amendment to Loan and Security Agreement dated as of February 15, 2002, that certain Third Amendment to Loan and Security Agreement dated as of April 30, 2002, that certain Fourth Amendment to Loan and Security Agreement dated as of May 29, 2002. that certain Fifth Amendment to Loan and Security Agreement dated as of June 14, 2002, that certain Sixth Amendment to Loan and Security Agreement dated as of February 14, 2003, that certain Seventh Amendment to Loan and Security Agreement is entered into as of May 28, 2003. that certain Eighth Amendment to Loan and Security Agreement dated as of July 11, 2003, that certain Ninth Amendment to Loan and Security Agreement dated as of September 15, 2003, that certain Tenth Amendment to Loan and Security Agreement dated as of September 26, 2003, and that certain Eleventh Amendment to Loan and Security Agreement dated as of October 3, 2003 (collectively, the "Original Agreement").

          B. Borrower and Bank wish to amend and restate the terms of the Original Agreement. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights. payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" means an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) plus eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or the Commonwealth of Massachusetts are authorized or required to close.

               "Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) not a holder of Borrower's securities as of the date of this Agreement, becomes the "beneficial owner" (as defined in Rule l3d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on Exhibit A attached hereto.

               "Committed Revolving Line" means a credit extension of up to One Million Dollars ($1,000,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided FOR the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Credit Extension" means each Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

               "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940(31 U.S.C. 3727);

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Bank reasonably determines to be doubtful.

               "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or
(ii) that Bank approves on a case-by-case basis.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

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               "Event of Default" has the meaning assigned in Article 8.

               "Financing Event" means the receipt by Borrower after the date of this Agreement of cash proceeds in an aggregate amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000), in one or more transactions, on or before March 31, 2005 from the sale and issuance of its equity securities to investors.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property" means all of Borrower's right, title, and interest in and to the following:

               (a) Copyrights, Trademarks and Patents;

               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

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               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, other than in accordance with forecasts or projections delivered by Borrower to Bank as of the Closing Date or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing. \

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

               "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c) Indebtedness secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness (i) does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) does not exceed $1,500,000 in the aggregate at any given time; and

               (d) Subordinated Debt.

               "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule;

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors

Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts;

               (c) Investments made in accordance with Borrower's investment policy, as approved by its Board of Directors, which policy (and any amendments thereto) shall be previously approved by Bank; and

               (d) other Investments not to exceed $100,000 in the aggregate at any given time.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition. provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

               (e) other Liens which in the aggregate do not encumber property which in the aggregate exceeds $50,000 in value.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

               "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.l(a) hereof.

               "Revolving Maturity Date" means March 31, 2005.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1 Credit Extensions.

               Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

               (a) Revolving Advances.

                    (i) Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, minus, in each case, the aggregate face amount of all outstanding Letters of Credit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this
Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                    (ii) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:30 p.m. Eastern time, on the Business Day prior to the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance, except for damages or losses, caused by Bank's gross negligence or willful misconduct. Bank will credit the amount of Advances made under this
Section 2.l(a) to Borrower's deposit account.

               (b) Letters of Credit.

                    (i) Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, the "Letters of Credit") in an aggregate outstanding face amount not to exceed the lesser of the Committed Revolving Line or the Borrowing Base minus, in each case, the aggregate amount of the outstanding Advances at any time, provided that the aggregate face amount of all outstanding Letters of Credit shall not exceed $250,000. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard application and letter of credit agreement (the "Application"), which Borrower hereby agrees to execute. On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a). Prior to the Revolving Maturity Date, Borrower shall secure in cash all obligations under any outstanding Letters of Credit on terms acceptable to Bank.

                    (ii) The obligation of Borrower to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank's gross negligence or willful misconduct.

               (c) Lockbox Account. Borrower shall maintain at all times with Bank an account (the "Lock Box Account") into which all funds received by Borrower from any source shall immediately be deposited. Borrower shall direct all customers to mail or deliver all checks or other forms of payment for amounts owing to Borrower to a post office box designated by Bank, over which Bank shall have exclusive and unrestricted access. Bank shall collect the mail delivered to such post office box, open such mail, and endorse and credit all items to the Lock Box Account. Borrower shall direct all customers or other persons owing money to Borrower who make payments by electronic transfer of funds to wire such funds directly to the Lock Box Account. Borrower shall hold in trust for Bank all amounts that Borrower receives despite the directions to make payments to the post office box or Lock Box Account, and immediately deliver such payments to Bank in their original form as received from the customer, with proper endorsements for deposit into the Lock Box Account. Borrower irrevocably authorizes Bank to transfer to the Lock Box Account any funds that have been deposited into any other accounts or that Bank has received by wire transfer, check, cash, or otherwise. Borrower shall not establish or maintain any accounts with any Person other than Bank except for accounts opened in the ordinary course of business from which all funds are transferred on a daily basis to the Lock Box Account. Bank shall have all right, title and interest in all of the items from time to time in the Lock Box Account and their proceeds as may be necessary to satisfy outstanding Obligations. Except for amounts held in the Lock Box Account that exceed the outstanding balance of the Obligations, if any, neither Borrower nor any person claiming through Borrower shall have any right or control over the use of, or any right to withdraw any amount from, the Lock Box Account, which shall be under the sole control of Bank. Bank shall move all amounts in such Lock Box Account to Borrower's operating account at Bank on a daily basis. Upon the occurrence and during the continuance of an Event of Default, Bank shall apply all amounts in such Lock Box Account to the outstanding balance of the Obligations.

          2.2 Interest Rates. Payments, and Calculations.

               (a) Interest Rates. Except as set forth in Section 2.2(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one percent (1.00%) above the Prime Rate.

               (b) Late Fee: Default Rate. If any payment is not made within ten
(10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) Payments. Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. During the existence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:30 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.4 Fees. Borrower shall pay to Bank all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.5 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

          2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          2.7 Overadvances. If the aggregate amount of the outstanding Advances plus the aggregate face amount of all outstanding Letters of Credit exceeds the lesser of the Committed Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     3.   CONDITIONS OF LOANS.

          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension after the Closing Date is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Agreement;

               (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

               (c) Amendments to Control Agreements:

               (d) a nonrefundable amendment fee equal to $5,000. which shall be fully earned and nonrefundable as of the date hereof plus an amount equal to all Bank Expenses incurred, through the date of this Agreement: and

               (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1:

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

     4.   CREATION OF SECURITY INTEREST.

          4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower also hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its intellectual property, provided that Borrower may grant licenses of its intellectual property in the ordinary course of its business.

          4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES.

          Borrower represents and warrants as follows:

          5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

          5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor's agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

          5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

          5.6 Intellectual Property. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party. Except as set forth in the Schedule, Borrower's rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower's rights under such agreement.

          5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower's Inventory and Equipment is located only at the location set forth in Section 10 hereof.

          5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

          5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

          5.11 Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the

Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.12 Environmental Condition. Except as disclosed in the Schedule, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.13 Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

          5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.15 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

          5.16 Investment Accounts. No more than $50,000 of Borrower's property in the aggregate is maintained or invested with a Person other than Bank.

          5.17 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period. prepared in accordance with GAAP. consistently applied, in a form acceptable to Bank and certified by a Responsible Officer;
(b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP. consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, provided that such financial statements for the fiscal year ended December 31, 2003 shall be delivered to Bank on or before June 30, 2004; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100.000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

     Borrower shall deliver to Bank with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

     Borrower shall deliver to Bank, on the first and the fifteenth day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months thereafter unless an Event of Default has occurred and is continuing.

          6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

          6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6 Insurance.

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's business and ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7 Principal Depository. Except for up to $15,000 in the aggregate at any time in its petty cash accounts. Borrower shall maintain and shall cause each of its Subsidiaries to maintain its depository, operating, and investment accounts with Bank and/or Comerica Securities, Inc.

          6.8 New Equity. Borrower shall receive new cash proceeds in a net amount of at least $l,000,000 from the sale and issuance of its equity securities to its existing investors on or before July 31, 2004.

          6.9 Minimum Cash. Borrower shall maintain at all times unrestricted cash at Bank in an amount equal to at least Seven Hundred Fifty Thousand Dollars ($750,000). Borrower authorizes Bank to decline to honor any checks, drafts or other items of payment or directions to wire or otherwise transfer funds from Bank if, after giving effect to the payment of any such item or transfer of such funds. Borrower would not be in compliance with this Section, provided that such authorization shall not extend to any request by Borrower to fund a payroll.

          6.10 Adjusted Quick Ratio. Borrower shall maintain at all times through the Financing Event a ratio of (i) unrestricted cash at Bank plus eighty percent (80%) of Eligible Accounts to (ii) Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank less the current portion of Borrower's capital leases (collectively, a "Quick Ratio"), of at least 1.10 to 1.00. After the Financing Event, Borrower shall maintain at all times a Quick Ratio of at least 1.40 to 1.00.

          6.11 Net Income; Net Loss. As of the last day of each month, Borrower's net loss for the three months immediately preceding the date of measurement shall not exceed the corresponding amount set forth in the following table:

THREE MONTHS ENDING   MAXIMUM NET LOSS
-------------------   ----------------
   June 30, 2004         ($380,000)
   July 31, 2004         ($320,000)
  August 31, 2004        ($310,000)
September 30, 2004       ($280.000)
 October 31, 2004        ($230,000)
 November 30, 2004       ($200,000)
 December 31, 2004       ($100,000)

     As of January 31, 2005 and as of the last day of each month thereafter, Borrower's net income for the three months immediately preceding the date of measurement shall be equal to or greater than One Dollar ($1.00).

     After the occurrence of the Financing Event, Borrower shall no longer be required to comply with this Section.

          6.12 Intellectual Property Rights. Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

          6.13 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions. Borrower will not do any of the following:

          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including its intellectual property, without the Bank's prior written consent, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank.

          7.2 Change in Business; Change in Control or Executive Office. Engage in any business; or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not suffer or permit a Change in Control or without twenty (20) days prior written notification to Bank, relocate its chief executive office or change its legal name. Borrower will not change the date on which its fiscal year ends without Bank's prior written consent;

          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

          7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, including its intellectual property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6 Distributions. Pay any dividends (other than dividends payable solely in Borrower's equity securities) or make any other distribution or payment (other than distributions consisting solely of Borrower's equity securities) on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase. Notwithstanding the foregoing, Borrower may redeem its Series A Preferred Stock, provided that all Obligations have previously been repaid to Bank and Bank has no further obligation to make Credit Extensions hereunder.

          7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments. Maintain or invest any of its property with a Person other than Bank unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank.

          7.8 Transactions with Affiliates. Except in connection with Section
6.8 above and as part of the Financing Event, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank's security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement.

          7.11 Compliance. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

          7.12 Negative Pledge Agreements. Permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in Borrower's rights and interests in any Collateral.

     8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

          8.2 Covenant Default.

               (a) If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

               (b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

          8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

          8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

          8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

               (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under ail licenses and all franchise agreements shall inure to Bank's benefit;

               (g) Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

               (h) Bank may credit bid and purchase at any public sale; and

               (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower, and any excess will be returned to the party which is entitled to it under law.

          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and
(g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions hereunder is terminated.

          9.3 Accounts Collection. At any time during the existence of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof;
(b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices. Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

     If to Borrower:   SOUNDBITE COMMUNICATIONS, INC.
                       3 Burlington Woods Drive
                       Burlington, MA 01803
                       Attn: Controller
                       FAX: (781)273-4755

     With a copy to:   Testa, Hurwitz & Thibeault, LLP
                       125 High Street
                       Boston, MA 02110
                       Attn: John M. Mutkoski
                       Fax: (617)248-7100

     If to Bank:       Comerica Bank
                       2321 Rosecrans Ave., Suite 5000
                       El Segundo, CA 90245
                       Attn: Manager
                       FAX: (310)297-2291
     with a copy to:   Comerica Bank
                       100 Federal Street, 28th Floor
                       Boston, MA 02110
                       Attn: William J. Sweeney & James Demoy
                       FAX: (617)757-6351

     Notwithstanding the foregoing, notice sent to Borrower in accordance with this Section 10 shall be effective despite any failure to provide a copy of such notice to Borrower's counsel. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER.

          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS.

          12.1 Successor and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

          12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5 Amendments in Writing Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8 Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

          12.9 Waiver. Bank waives Borrower's failure to comply with Section 6.9 of the Original Agreement for the months ended March 31, 2004, April 30, 2004, and May 31, 2004. Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents, and Bank does not waive Borrower's obligations under Section 6.9 of the Original Agreement or this Agreement for any time periods other than those specified herein. This waiver is not a continuing waiver with respect to any failure to perform any Obligation after May 31, 2004.

     13.  REFERENCE PROVISION.

     If and only if the jury trial waiver set forth in Section 11 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

               (a) Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank, any note executed by Borrower in favor of Bank or any other document, instrument or agreement executed by Borrower with or in favor of Bank (collectively in this Section, the "Loan Documents"), other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisonal remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
Section 170.6. Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

               (b) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses

               (c) The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

               (d) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            SOUNDBITE COMMUNICATIONS, INC.


                                            By: /s/ Christopher Hemme
                                                --------------------------------
                                            Title: VP Finance


                                            COMERICA BANK


                                            By: /s/ James Demoy
                                                --------------------------------
                                            Title: VICE PRESIDENT

                                 FIRST AMENDMENT
                                       TO
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This First Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 3, 2004 (the "Amendment"), by and between COMERICA BANK ("Bank") and SOUNDBITE COMMUNICATIONS, INC. ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of July 2, 2004, as amended (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1.1 of the Agreement is hereby amended to add or amend the following defined terms to read as follows:

               "Credit Extension" means each Advance, Letter of Credit, Equipment Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

               "Equipment Advance" has the meaning set forth in Section 2.l(d).

               "Equipment Line" means a credit extension of up to Three Hundred Thousand Dollars ($300,000).

               "Equipment Maturity Date" means December 1, 2007.

     2. A new Section 2.l(d) is hereby added to the Agreement to read as follows:

               (d) Equipment Advances.

                    (i) Subject to and upon the terms and conditions of this Agreement, at any time from December 3, 2004 through June 3, 2005, Bank agrees to make advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower in an aggregate amount not to exceed the Equipment Line. Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of new equipment and software purchased for use by Borrower and approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. Notwithstanding the foregoing, (i) the aggregate amount of all Equipment Advances financing software shall not exceed $50,000 and (ii) in the initial Equipment Advance, which shall be requested on or before December 31, 2004. Bank will finance equipment and software purchased at any time on or after September 3, 2004 (the "Lookback Equipment Advance").

                    (ii) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.2, and shall be payable monthly on the first (1st) day of each month so long as any Equipment Advances are outstanding. The Lookback Equipment Advance shall be payable in thirty six
     (36) equal monthly installments of principal, plus all accrued interest, beginning on January 1, 2005 and continuing on the same day of each month thereafter. Any other Equipment Advances that are outstanding on June 4, 2005 shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on July

     1, 2005, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts owing under this
     Section 2.1(d) and any other amounts owing under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

                    (iii) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time three (3) Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any equipment and/or software to be financed.

     3. Section 2.2(a) of the Agreement is hereby amended in its entirety to read as follows:

               (a) Interest Rates. Except as set forth in Section 2.2(b), (i) the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one percent (1.0%) above the Prime Rate and (ii) the Equipment Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one and one half percent (1.5%) above the Prime Rate.

     4. Exhibit A to the Agreement is hereby amended to add the following paragraph to the end of such Exhibit A:

          Notwithstanding the foregoing, the Collateral shall not include any right, title, interest, claims and demands of Debtor in and to the Lighthouse Financed Property to the extent the granting of a security interest therein is prohibited by or would constitute a default under any agreement or document relating to such property; provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral; and provided further that the provisions of this paragraph shall in no case exclude from the definition of "Collateral" any Accounts or general intangibles consisting of rights to payment (other than proceeds of the Lighthouse Financed Property), all of which shall at all times constitute "Collateral"; and provided further that any Equipment financed by Bank will at all times constitute "Collateral". As used herein, "Lighthouse Financed Property" means right, title, interest, claims and demands of Debtor in and to each and every item of goods, equipment, software, inventory, or fixtures that is financed pursuant to that certain Loan and Security Agreement by and between Debtor and Lighthouse Capital Partners IV, L.P., dated as of August 14, 2002, and that certain Loan and Security Agreement by and between Debtor and Lighthouse Capital Partners IV, L.P., dated as of July 10, 2003, wherever located, together with all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all of the foregoing, together with all proceeds thereof, including without limitation, insurance, proceeds of insurance, proceeds of proceeds, cash proceeds, non-cash proceeds, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

     5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other agreements entered into in connection with the Agreement, except to the extent such security interest is being released pursuant to this Amendment.

     6. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Amendment, duly executed by Borrower:

          (b) Certificate of Secretary:

          (c) disbursement instructions, an agreement to provide insurance, and an auto-debit authorization:

          (d) a nonrefundable amendment fee equal to $3,000 plus an amount equal to all Bank Expenses incurred through the date of this Amendment: and

          (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        SOUNDBITE COMMUNICATIONS, INC.


                                        By: /s/ Christopher Hemme
                                            ------------------------------------
                                        Title: Vice President of Finance
                                        Name: Christopher Hemme

                                        COMERICA BANK


                                        By: /s/ James Demoy
                                            ------------------------------------
                                        Title: VICE PRESIDENT
                                        Name: JAMES DEMOY

                           SECOND AMENDMENT AND WAIVER
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Second Amendment and Waiver to Amended and Restated Loan and Security Agreement is entered into as of May 30, 2005 (the "Amendment"), by and between COMERICA BANK ("Bank") and SOUNDBITE COMMUNICATIONS, INC. ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of July 2, 2004, as amended, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 3, 2004 (collectively, the "Agreement"). The parties desire to further amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1.1 of the Agreement is hereby amended to add or amend the following defined terms to read as follows;

               "New Financing Event" means the receipt by Borrower of new cash proceeds in a net amount of at least $2,500,000 from the sale and issuance of its equity securities or subordinated convertible debt securities (in connection with which a subordination agreement satisfactory to Bank has been entered into with Bank) to investors (which investors shall be comprised of Borrower's existing investors or Borrower's existing investors plus a new lead investor satisfactory to Bank).

               "Revolving Maturity Date" means July 31, 2005.

     2. Section 6.3(b) of the Agreement is hereby amended in its entirety to read as follows:

          (b) as soon as available, but in any event within one hundred twenty
     (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, provided that such financial statements for the fiscal year ended December 31, 2003 shall be delivered to Bank on or before June 30, 2004, and such financial statements for the fiscal year ended December 31, 2004 shall be delivered to Bank on or before August
     31, 2005;

     3. Section 6.8 of the Agreement is hereby amended to its entirety to read as follows:

          6.8 New Financing Event.

               (a) On or before May 2, 2005, Borrower shall deliver to Bank a term sheet signed by Borrower and investors (which investors shall be comprised of Borrower's existing investors or Borrower's existing investors plus a new lead investor satisfactory to Bank) evidencing a commitment on the part of such investors to purchase at least $2,500,000 of Borrower's equity or subordinated convertible debt securities.

               (b) The New Financing Event shall occur on or before June 15,
     2005.

     4. Exhibit C to the Agreement is hereby amended to read as Exhibit C attached hereto.

     5. Bank waives any failure by Borrower to comply with (i) Section 6.11 of the Agreement for the months ending January 31, 2005, February 28, 2005, March 31, 2005, April 30, 2005, May 31, 2005 and June 30, 2005, and (ii) Section 6.10
of the Agreement for the months ending March 31, 2005, April 30, 2005, May
31, 2005 and June 30, 2005. Bank does not waive any other failure by Borrower to perform their Obligations under the Loan Documents, and Bank does not waive Borrower's obligations under such Sections after June 30, 2005. This waiver is not a continuing waiver with respect to any failure to perform any Obligation after June 30, 2005.

     6. Within 30 days after the New Financing Event, Borrower shall deliver to Bank a warrant to purchase $40,000 of Borrower's preferred stock sold in the New Financing Event at a price per share equal to that paid by Borrower's investors in the New Financing Event, in substantially the form of warrant previously delivered to Bank by Borrower.

     7. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreement, mortgages, deeds of trust, environmental agreements, and all other agreements entered into in connection with the Agreement, except to the extent such security interest is being released pursuant to this Amendment.

     8. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     10. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Amendment, duly executed by Borrower;

          (b) Certificate of Secretary;

          (c) a nonrefundable amendment fee equal to $2,500 plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

          (d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        SOUNDBITE COMMUNICATIONS, INC.


                                        By: /s/ Christopher Hemme
                                            ------------------------------------
                                        Title: VP Finance
                                        Name: Christopher Hemme


                                        COMERICA BANK


                                        By: /s/ James Demoy
                                            ------------------------------------
                                        Title: VICE PRESIDENT
                                        Name: JAMES DEMOY

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO: COMERICA BANK
FROM: SOUNDBITE COMMUNICATIONS, INC.

     The undersigned authorized officer of SOUNDBITE COMMUNICATIONS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

          Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                               REQUIRED                     COMPLIES
------------------                               --------                  --------------
Monthly financial statements                     Monthly within 30 days    Yes [ ] No [ ]
Annual (CPA Audited)                             FYE within 120 days*      Yes [ ] No [ ]
Total amount of Borrower's cash and investments  Amount: $________         Yes [ ] No [ ]
Total amount of Borrower's cash and investments  Amount: $________         Yes [ ] No [ ]
maintained with Bank
A/R & A/P Agings, Borrowing Base Cert.           1st & 15th of each month  Yes [ ] No [ ]
A/R Audit                                        Semi-Annual               Yes [ ] No [ ]

FINANCIAL COVENANT                               REQUIRED   ACTUAL            COMPLIES
------------------                               --------   ------         --------------
Maximum Net Loss**                               $1.00      $________      Yes [ ] No [ ]
   Adjusted Quick Ratio**                        1.10:1.00  ____:1.00      Yes [ ] No [ ]
Minimum Cash at Bank                             $750,000   $________      Yes [ ] No [ ]
$2.5MM New Equity                                6/15/05    _________      Yes [ ] No [ ]
$2.5MM Term Sheet                                5/2/05                    Yes [ ] No [ ]

*    August 31, 2005 for FYE 12/31/2005

**   Waived through 6/30/05

Comments Regarding Exceptions: See Attached.   BANK USE ONLY
                                               Received by:
                                                            ----------------------------------------
Sincerely,                                                          AUTHORIZED SIGNER
                                               Date:
                                                     -----------------------------------------------
                                               Verified:
--------------------------------------------             -------------------------------------------
SIGNATURE                                                           AUTHORIZED SIGNER
                                               Date:
--------------------------------------------         -----------------------------------------------
TITLE
                                               Compliance Status            Yes [ ]   No [ ]
--------------------------------------------
DATE

                                 THIRD AMENDMENT
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Third Amendment to Amended and Restated Loan and Security Agreement is entered into as of August 22, 2005 (the "Amendment"), by and between COMERICA BANK ("Bank") and SOUNDBITE COMMUNICATIONS, INC. ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of July 2, 2004, as amended, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 3, 2004, and by that certain Second Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of May 30, 2005 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1.1 of the Agreement is hereby amended to add or amend the following defined terms to read as follows:

          "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

          "Equipment Advance" and "Equipment Advances" means, individually and collectively, the Facility A Equipment Advances and the Facility B Equipment Advances.

          "Equipment Line" means a credit extension of up to Two Million Eight Hundred Thousand Dollars ($2,800,000).

          "Facility A Maturity Date" means December 1, 2007.

          "Facility A Equipment Advance" has the meaning set forth in Section 2.1(d).

          "Facility B Equipment Advance" has the meaning set forth in Section 2.1(d).

          "Revolving Maturity Date" means July 31, 2006.

          "Tranche B-1 Maturity Date" means February 1, 2008.

          "Tranche B-2 Availability End Date" means February 22, 2006.

          "Tranche B-2 Maturity Date" means August 1, 2008.

          "Tranche B-3 Availability End Date" means August 22, 2006.

          "Tranche B-3 Maturity Date" and "Equipment Maturity Date" mean February 1, 2009.

     2. Section 2.1(d) of the Agreement is hereby amended in its entirety to read as follows:

          (d) Equipment Advances.

               (i) Subject to and upon the terms and conditions of this Agreement, at any time from December 3, 2004 through June 3, 2005, Bank agrees to make Equipment Advances (each a "Facility A Equipment Advance" and, collectively, the "Facility A Equipment Advances") to Borrower in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000). Subject to and upon the terms and conditions of this Agreement, at any time from August 22, 2005 through the Tranche B-3 Availability End Date, Bank agrees to make Equipment Advances (each a "Facility B Equipment Advance" and, collectively, the "Facility B Equipment Advances") to Borrower in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000). In no event with the aggregate amount of all Equipment Advances exceed the Equipment Line. Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of new equipment and software purchased for use by Borrower and approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. Notwithstanding the foregoing, (i) the aggregate amount of all Facility A Equipment Advances financing software shall not exceed $50,000, (ii) in the initial Facility A Equipment Advance, which shall be requested on or before December 31, 2004, Bank will finance equipment and software purchased at any time on or after September 3, 2004 (the "Facility A Lookback Equipment Advance"), (iii) the aggregate amount of all Facility B Equipment Advances financing software shall not exceed $250,000, and (iv) in the initial Facility B Equipment Advance, which shall be requested on or before August 31, 2005, Bank will finance equipment and software purchased at any time on or after January 1, 2005 (the "Facility B Lookback Equipment Advance").

               (ii) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make the Facility B Equipment Advances to Borrower in three tranches, Tranche B-1, Tranche B-2 and Tranche B-3. Borrower may request one Equipment Advance under Tranche B-1, also referred to herein as the Facility B Lookback Advance, on or prior to August
     31, 2005. Borrower may request Facility B Equipment Advances under Tranche B-2 at any time from the date hereof through the Tranche B-2 Availability End Date. Borrower may request Equipment Advances under Tranche B-3 at any time from the Tranche B-2 Availability End Date through the Tranche B-3 Availability End Date.

               (iii) Interest shall accrue from the date of each Equipment Advance at the Rate specified in Section 2.2, and shall be payable monthly on the first (1st) day of each month so long as any Equipment Advances are outstanding. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

                    a) The Facility A Lookback Equipment Advance shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on January 1, 2005 and continuing on the same day of each month thereafter. Any other Facility A Equipment Advances that are outstanding on June 4, 2005 shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2005, and continuing on the same day of each month thereafter through the Facility A Maturity Date, at which time all amounts due or owing in connection with Facility A Equipment Advances under this Section 2.1(d) shall be immediately due and payable.

                    b) The Facility B Lookback Equipment Advance shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on September 1, 2005, and continuing on the same day of each month thereafter through the Tranche B-1 Maturity Date, at which time all amounts due in connection with the Facility B

     Lookback Equipment Advance made under this Section 2.1(d) shall be immediately due and payable.

                    c) Any Facility B Equipment Advances that are outstanding under Tranche B-2 on the Tranche B-2 Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on March 1, 2006, and continuing on the same day of each month thereafter through the Tranche B-2 Maturity Date, at which time all amounts due in connection with Tranche B-2 Equipment Advances made under this Section 2.1(d) shall be immediately due and payable.

                    d) Any Facility B Equipment Advances that are outstanding under Tranche B-3 on the Tranche B-3 Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on September 1, 2006, and continuing on the same day of each month thereafter through the Tranche B-3 Maturity Date, at which time all amounts due in connection with Tranche B-3 Equipment Advances made under this Section 2.1(d) and any other amounts owing under this Agreement shall be immediately due and payable shall be immediately due and payable.

               (iii) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time three (3) Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any equipment and/or software to be financed.

     3. Section 6.3 of the Agreement is hereby amended in its entirety to read as follows:

          6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty
     (30) days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred fifty (150) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, provided that such financial statements for the fiscal year ended December 31, 2003 shall be delivered to Bank on or before June 30, 2004, and such financial statements for the fiscal year ended December 31, 2004 shall be delivered to Bank on or before August
     31, 2005; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) as soon as available, but in any event not later than sixty (60) days after the last day of each fiscal year, Borrower's financial and business plan, projections and budget for the next year, with evidence of approval thereof by Borrower's Board of Directors; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

          Borrower shall deliver to Bank with the monthly financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

          Borrower shall deliver to Bank, on the first day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

          Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months thereafter unless an Event of Default has occurred and is continuing.

     4. Section 6.10 of the Agreement is hereby in its entirety amended to read as follows:

          6.10 Adjusted Quick Ratio. Borrower shall maintain, at all times, a ratio of (i) unrestricted cash at Bank plus eighty percent (80%) of Eligible Accounts to (ii) Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank less the current portion of Borrower's capital leases (collectively, a "Quick Ratio"), of at least 1.40 to 1.00.

     5. Section 6.11 of the Agreement is hereby in its entirety amended to read "Reserved".

     6. Exhibit B to the Agreement is hereby amended to read as Exhibit B attached hereto.

     7. Exhibit C to the Agreement is hereby amended to read as Exhibit C attached hereto.

     8. Exhibit D to the Agreement is hereby amended to read as Exhibit D attached hereto.

     9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other agreements entered into in connection with the Agreement, except to the extent such security interest is being released pursuant to this Amendment.

     10. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Amendment, duly executed by Borrower;

          (b) Certificate of Secretary;

          (c) disbursement instructions, an agreement to provide insurance, and an auto-debit authorization;

          (d) a nonrefundable amendment fee equal to $5,000 plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

          (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        SOUNDBITE COMMUNICATIONS, INC.


                                        By: /s/ Christopher Hemme
                                            ------------------------------------
                                        Title: CFO
                                        Name: Christopher Hemme


                                        COMERICA BANK


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Name:
                                              ----------------------------------

                                    EXHIBIT B

                       TECHNOLOGY & LIFE SCIENCES DIVISION
                                  LOAN ANALYSIS
                       LOAN ADVANCE/PAYDOWN REQUEST FORM
           DEADLINE FOR NEXT DAY PROCESSING IS 3:30 P.M. Eastern Time
           DEADLINE FOR EQUIPMENT ADVANCES IS 3:30 P.M. Eastern Time**
              DEADLINE FOR WIRE TRANSFERS IS 3:30 P.M. Eastern Time
                   *Subject to 3 business day advance notice.

TO: Loan Analysis                         DATE: ______________   TIME: _________
FAX #: (650) 846-6840

FROM:            SOUNDBITE COMMUNICATIONS, INC.                TELEPHONE REQUEST (For Bank Use Only):
                 Borrower's Name

FROM:            _____________________________________         The following person is authorized to request the
                 Authorized Signer's Name                      loan payment transfer/loan advance on the
                                                               designated account and is known to me.

FROM:            _____________________________________                __________________________________________
                 Authorized Signature (Borrower)                      Authorized Request & Phone #

PHONE #:         _____________________________________                __________________________________________
                                                                      Received by (Bank) & Phone #

FROM ACCOUNT #:  _____________________________________
(please include Note number, if applicable)                           __________________________________________
                                                                      Authorized Signature (Bank)
TO ACCOUNT#:     _____________________________________
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE                      REQUESTED DOLLAR AMOUNT                    For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)                   $_______________________________       Date Rec'd:
PRINCIPAL PAYMENT (ONLY)                        $_______________________________       Time:
                                                                                       Comp. Status: YES [ ]  NO [ ]
OTHER INSTRUCTIONS:                                                                    Status Date:
                                                                                       Time:
_________________________________________________________________________              Approval:
_________________________________________________________________________

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE?
(PLEASE CIRCLE ONE)                                               YES [ ] NO [ ]

    If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS                            Fed Reference Number        Bank Transfer Number

                       THE ITEMS MARKED WITH AN ASTERISK (*) ARE REQUIRED TO BE COMPLETED.

*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type                                                       US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Account                    $

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:   COMERICA BANK
FROM: SOUNDBITE COMMUNICATIONS, INC.

     The undersigned authorized officer of SOUNDBITE COMMUNICATIONS, INC. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ________________________ with all required covenants except as noted below and
(ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

     Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                                REQUIRED                     COMPLIES
------------------                                --------                 ---------------
Monthly financial statements                      Monthly within 30 days   Yes [ ]  No [ ]
Annual (CPA Audited)                              FYE within 150 days*     Yes [ ]  No [ ]
Total amount of Borrower's cash and investments   Amount: $__________      Yes [ ]  No [ ]
Total amount of Borrower's cash and investments   Amount: $__________      Yes [ ]  No [ ]
maintained with Bank
A/R & A/P Agings, Borrowing Base Cert.            1st day of each month    Yes [ ]  No [ ]
A/R Audit                                         Semi-Annual              Yes [ ]  No [ ]
Board Approved Plan                               60 days after FYE        Yes [ ]  No [ ]

FINANCIAL COVENANT                                REQUIRED     ACTUAL          COMPLIES
------------------                                --------     ------      ---------------
Adjusted Quick Ratio                              1.40:1.00    ____:1.00   Yes [ ]  No [ ]
Minimum Cash at Bank                              $750,000     $________   Yes [ ]  No [ ]

* August 31, 2005 for FY2004.

Comments Regarding Exceptions: See Attached.

                                         BANK USE ONLY
                                         Received by: __________________________
Sincerely,                                                 AUTHORIZED SIGNER
                                         Date: _________________________________
                                         Verified: _____________________________
-------------------------------------                      AUTHORIZED SIGNER
SIGNATURE
                                         Date: _________________________________
-------------------------------------
TITLE
                                         Compliance Status        Yes [ ] No [ ]
-------------------------------------
DATE

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE

Borrower: SOUNDBITE COMMUNICATIONS, INC.                   Lender: Comerica Bank

Commitment Amount: $1,000,000.00

ACCOUNTS RECEIVABLE
     1.   Accounts Receivable Book Value as of ___                           $_____________
     2.   Additions (please explain on reverse)                              $_____________
     3.   TOTAL ACCOUNTS RECEIVABLE                                          $_____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
     4.   Amounts over 90 days due                          $_____________
     5.   Balance of 25% over 90 day accounts               $_____________
     6.   Concentration Limits
     7.   Foreign Accounts                                  $_____________
     8.   Governmental Accounts                             $_____________
     9.   Contra Accounts                                   $_____________
     10.  Demo Accounts                                     $_____________
     11.  Intercompany/Employee Accounts                    $_____________
     12.  Other (please explain on reverse)                 $_____________
     13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                               $_____________
     14.  Eligible Accounts (#3 minus #13)                                   $_____________
     15.  LOAN VALUE OF ACCOUNTS (80% of #14)                                $_____________

BALANCES
     16.  Maximum Loan Amount                                                $1,000,000
     17.  Total Funds Available [Lesser of #16 or #15]                       $_____________
     18.  Present balance owing on Line of Credit                            $_____________
     19.  Outstanding under Sublimits (Letters of Credit)                    $_____________
     20.  RESERVE POSITION (#17 minus #18 and #19)                           $_____________

     The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

SOUNDBITE COMMUNICATIONS, INC.


By:
    ----------------------------------
           Authorized Signer

                                  COMERICA BANK
                                   MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                (EQUIPMENT LOAN)

Name(s): SOUNDBITE COMMUNICATIONS, INC.                    Date: August 22, 2005

     $ credited to deposit account No. _________ when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

     $5,000   to Comerica Bank for Loan Fee

     $        to Bank counsel fees and expenses

     $        to ________________

     $        to ________________

     $        TOTAL (AMOUNT FINANCED)

     Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.


---------------------------------------   --------------------------------------
Signature                                 Signature

                         AGREEMENT TO PROVIDE INSURANCE

TO:  COMERICA BANK                      Date: August 22, 2005
     Attn: Deni M. Snider, MC 4770
     75 E. Trimble Road
     San Jose, CA 95131                 Borrower: SOUNDBITE COMMUNICATIONS, INC.

     In consideration of a loan in the amount of $3,800,000, secured by all tangible personal property including inventory and equipment.

     I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

     I/We also agree to advise the below named agent to add Comerica Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

     I/We understand that the policy must contain:

     1.   Fire and extended coverage in an amount sufficient to cover:

          (a)  The amount of the loan, OR

          (b)  All existing encumbrances, whichever is greater,

          But not in excess of the replacement value of the improvements on the real property.

     2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

     Insurance Co./Agent ______________    Telephone No.: ______________________

     Agent's Address: _________________


                     Signature of Obligor:
                                           -------------------------------------


                     Signature of Obligor:
                                           -------------------------------------

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date: ________________________

Person Spoken to: ____________________________________

Policy Number: _______________________________________

Effective From: __________ To: _______________________

Verified by: _________________________________________

COMERICA BANK

                          AUTOMATIC DEBIT AUTHORIZATION

MEMBER FDIC

To: COMERICA BANK

Re: LOAN # ______________________________________

You are hereby authorized and instructed to charge account No. _________________ in the name of SOUNDBITE COMMUNICATIONS, INC. for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

          [X] Debit each interest payment as it becomes due according to the terms of the Amended and Restated Loan and Security Agreement and any renewals or amendments thereof.

          [X] Debit each principal payment as it becomes due according to the terms of the Amended and Restated Loan and Security Agreement and any renewals or amendments thereof.

          [X] Debit each payment for Bank Expenses as it becomes due according to the terms of the Amended and Restated Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

        Borrower Signature                            Date: August 22, 2005


-------------------------------------


-------------------------------------

                                FOURTH AMENDMENT
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Fourth Amendment to Amended and Restated Loan and Security Agreement is entered into as of July 19, 2006 (the "Amendment"), by and between COMERICA BANK ("Bank") and SOUNDBITE COMMUNICATIONS, INC. ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of July 2, 2004, as amended, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 3, 2004, that certain Second Amendment and Waiver to Amended and Restated Loan and Security Agreement dated as of May 30, 2005 and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of August 22, 2005 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 1.1 of the Agreement is hereby amended to add or amend the following defined terms to read as follows:

          "Equipment Advance" and "Equipment Advances" means, individually and collectively, the Facility A Equipment Advances, the Facility B Equipment Advances and the Facility C Equipment Advances.

          "Equipment Line C" means a credit extension of up to One Million Dollars ($1,000,000).

          "Facility C Equipment Advance" has the meaning set forth in Section 2.1(d).

          "Facility C Maturity Date" means July 1, 2009.

          "LIBOR Addendum" means that certain LIBOR Addendum to Loan and Security Agreement by and between Bank and Borrower dated as of July 19, 2006.

          "Revolving Maturity Date" means July 31, 2007.

          "Tranche C-1 Availability End Date" means August 19, 2006.

          "Tranche C-2 Availability End Date" means April 19, 2007.

     2. Section 2.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(d) Equipment Advances.

               (i) Subject to and upon the terms and conditions of this Agreement, at any time from December 3, 2004 through June 3, 2005, Bank agrees to make Equipment Advances (each a "Facility A Equipment Advance" and, collectively, the "Facility A Equipment Advances") to Borrower in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000). Subject to and upon the terms and conditions of this Agreement, at any time from August 22, 2005 through the Tranche B-3 Availability End Date, Bank agrees to make Equipment Advances (each a "Facility B Equipment Advance" and, collectively, the "Facility B Equipment Advances") to Borrower in an aggregate amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000). In no event shall the aggregate amount of all Facility A and Facility B Equipment Advances exceed the Equipment Line. Subject to the terms and conditions of this Agreement, at any time from July 19, 2006 through the Tranche C-2 Availability End Date, Bank agrees to make Equipment Advances

     (each a "Facility C Equipment Advance" and, collectively, the "Facility C Equipment Advances") to Borrower in an aggregate amount not to exceed One Million Dollars ($1,000,000). Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of new equipment and software purchased for use by Borrower and approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. Notwithstanding the foregoing, (i) the aggregate amount of all Facility A Equipment Advances financing software shall not exceed $50,000, (ii) in the initial Facility A Equipment Advance, which shall be requested on or before December 31, 2004, Bank will finance equipment and software purchased at any time on or after September 3, 2004 (the "Facility A Lookback Equipment Advance"), (iii) the aggregate amount of all Facility B Equipment Advances financing software shall not exceed $250,000, (iv) in the initial Facility B Equipment Advance, which shall be requested on or before August 31, 2005, Bank will finance equipment and software purchased at any time on or after January 1, 2005 (the "Facility B Lookback Equipment Advance"), (v) the aggregate amount of all Facility C Equipment Advances financing software and leasehold improvements shall not exceed $250,000, and (vi) in the initial Facility C Equipment Advance, which shall be requested on or before the Tranche C-1 Availability End Date, Bank will finance equipment and software purchased at any time after January 1, 2006 (the "Facility C Lookback Equipment Advance").

               (ii) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make the Facility B Equipment Advances to Borrower in three tranches, Tranche B-1, Tranche B-2 and Tranche B-3. Borrower may request one Equipment Advance under Tranche B-1, also referred to herein as the Facility B Lookback Advance, on or prior to August
     31, 2005. Borrower may request Facility B Equipment Advances under Tranche B-2 at any time from the date hereof through the Tranche B-2 Availability End Date. Borrower may request Equipment Advances under Tranche B-3 at any time from the Tranche B-2 Availability End Date through the Tranche B-3 Availability End Date. Borrower may request one (1) Equipment Advance under Tranche C-1, also referred to herein as the Facility C Lookback Advance, on or prior to the Tranche C-1 Availability End Date. Borrower may request Facility C Equipment Advances under Tranche C-2 at any time from July
     19, 2006 through the Tranche C-2 Availability End Date.

               (iii) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.2, and shall be payable monthly on the first (1st) day of each month so long as any Equipment Advances are outstanding. Equipment Advances, once repaid, may not be reborrowed. Except as set forth in the LIBOR Addendum, Borrower may prepay any Equipment Advances without penalty or premium.

                    a) The Facility A Lookback Equipment Advance shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on January 1, 2005 and continuing on the same day of each month thereafter. Any other Facility A Equipment Advances that are outstanding on June 4, 2005 shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on July 1, 2005, and continuing on the same day of each month thereafter through the Facility A Maturity Date, at which time all amounts due or owing in connection with Facility A Equipment Advances under this Section
     2.1 (d) shall be immediately due and payable.

                    b) The Facility B Lookback Equipment Advance shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on September 1, 2005, and continuing on the same day of each month thereafter through the Tranche B-1 Maturity Date, at which time all amounts due in connection with the Facility B Lookback Equipment Advance made under this Section 2.1(d) shall be immediately due and payable.

                    c) Any Facility B Equipment Advances that are outstanding under Tranche B-2 on the Tranche B-2 Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on March 1, 2006, and continuing on the same day of each month thereafter through the Tranche B-2 Maturity Date, at which time all amounts due in connection with Tranche B-2 Equipment Advances made under this Section 2.1(d) shall be immediately due and payable.

                    d) Any Facility B Equipment Advances that are outstanding under Tranche B-3 on the Tranche B-3 Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on September 1, 2006, and continuing on the same day of each month thereafter through the Tranche B-3 Maturity Date, at which time all amounts due in connection with Tranche B-3 Equipment Advances made under this Section 2.1(d) shall be immediately due and payable.

                    e) The Facility C Lookback Equipment Advance shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on September 1, 2006, and continuing on the same day of each month thereafter until paid in full.

                    f) Any Facility C Equipment Advances that are outstanding under Tranche C-2 on the Tranche C-2 Availability End Date shall be payable in twenty-seven (27) equal monthly installments of principal, plus all accrued interest, beginning on May 1, 2007, and continuing on the same day of each month thereafter through the Facility C Maturity Date, at which time all amounts due in connection with Tranche C-2 Equipment Advances made under this Section 2.1(d) and any other amounts owing under this Agreement shall be immediately due and payable.

               (iii) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time three (3) Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any equipment and/or software to be financed."

     3. Section 2.2(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

          "(a) Interest Rates. Except as set forth in Section 2.2(b), the Advances and the Equipment Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the LIBOR Addendum."

     4. Notwithstanding any provision in the Agreement to the contrary, Borrower shall deliver to Bank, as soon as available, but in any event no later than July 31, 2006, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank.

     5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other agreements entered into in connection with the Agreement, except to the extent such security interest is being released pursuant to this Amendment.

     6. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Amendment, duly executed by Borrower;

          (b) Certificate of Secretary;

          (c) disbursement instructions and an agreement to provide insurance;

          (d) a nonrefundable amendment fee equal to $3,000 plus an amount equal to all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

          (e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


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

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        SOUNDBITE COMMUNICATIONS, INC.


                                        By: /s/ Christopher Hemme
                                            ------------------------------------
                                        Title: CEO
                                        Name: Christopher Hemme


                                        COMERICA BANK


                                        By: /s/ JAMES DEMOY
                                            ------------------------------------
                                        Title: VICE PRESIDENT
                                        Name: JAMES DEMOY


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